

Millions
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$2,081
$728
$2,173
$833
$2,349
$1,093
$2,549
$1,358
$2,721
$1,569
$2,888
$1,791
2008A
2009E
2010E
2011E
2012E
2013E
Transmission
Distribution & Other